Exhibit 10.2

FORM OF TIME SHARING AGREEMENT

The Agreement, made and entered into as of the _____ day of _________________ 2019 by and between General Motors LLC, a limited liability company organized and existing under the laws of the State of Delaware ("Operator") and [Name], an individual residing in [Jurisdiction] ("User").

WITNESSETH:

WHEREAS, Operator has rightful possession of the Aircraft identified in Exhibit A (the "Aircraft"); and

WHEREAS, User desires to use the Aircraft for certain personal transportation; and

WHEREAS, Operator desires to make the Aircraft available to User for such use on a non-exclusive, non-continuous time sharing basis in accordance with §91.501 of the Federal Aviation Regulations ("FARs") and the terms of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants set forth herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    Provision of Aircraft. Operator agrees to allow User to use the Aircraft for personal travel on a non-exclusive, non-continuous time sharing basis in accordance with the provisions of §§91.501(b)(6), 91.501(c)(1) and 91.501(d) of the FARs and in accordance with company policy, as may be amended from time to time.

2.    Term. The term shall be for a period of one (1) year and shall be automatically extended for additional one-year terms on the same conditions as set forth herein unless earlier terminated pursuant to Section 16 below.

3.    Reimbursement of Expenses. Operator shall be entitled to reimbursement in an amount (a) no greater than the lesser of (i)____________________ U.S. Dollars ($______________) for each flight hour operated for User under this Agreement and (ii) the sum of the operating expenses for such flight(s) to the extent permitted by FAR §91.501(d) (currently, as reflected in subsections (aa) - (jj) below):

(aa)     Fuel, oil, lubricants, and other additives;
(bb)     Travel expenses of the crew, including food, lodging, and ground transportation;
(cc)    Hangar and tie-down costs away from the Aircraft Base (as defined in Section 12);
(dd)    Insurance obtained for the specific flight(s);
(ee)    Landing fees, airport taxes, and similar assessments;
(ff)    Customs, foreign permit, and similar fees directly related to the flight(s);
(gg)    In-flight food and beverages;
(hh)    Passenger ground transportation;
(ii)    Flight planning and weather contract services; and

(jj)	An additional charge equal to one hundred percent (100%) of the expenses listed in subparagraph (a) above.

or (b) such other amount as may be agreed by the parties to the extent permitted under Part 91 of the FARs (as may be amended).

50890675

4.    Payments. Within sixty (60) days after the end of each calendar quarter, Operator shall calculate the charges specified in Section 3 of this Agreement for personal flights taken by User during the preceding calendar quarter (plus associated taxes, charges and fees, including federal air transportation excise taxes and international departure/arrival fees, as applicable, that are required to be collected from passengers and remitted by the aircraft operator (collectively, "Taxes")) and shall forward a statement to User reflecting the calculations for such flight(s). User shall pay Operator the amount set forth therein within sixty (60) days of the date of such statement (or as otherwise agreed by Operator and User in accordance with applicable company policies or guidance). In the event Operator has not received supplier invoices for reimbursable charges listed in Section 3 above relating to flight(s) prior to the issuance of its statement, Operator shall have the right, following receipt of such supplier invoices, if any, to issue supplemental statement(s) for such charge(s) to User or to include such charges on the next subsequent statement and the amount set forth therein shall be paid in the same manner as set forth in the preceding sentence. Operator will remit the Taxes to the appropriate authority following receipt of payment from User. If mutually agreed by the parties, User shall have the right to advance to Operator an amount to be held by Operator to be credited to such future flights under this Agreement as designated by User. Operator acknowledges and agrees that such advance payment is held on behalf of User and is not the property of Operator until it has operated the flight(s) to which the payments will be applied and that if any such advanced funds remain at the termination of this Agreement, the balance shall be refunded to User less any outstanding amounts due Operator for flights performed prior to such termination. This Section 4 shall survive termination of this Agreement.

5.    Flight Requests. User will provide Operator with flight requests and proposed flight schedules as far in advance as possible and in any case at least twenty-four (24) hours in advance of the desired departure of User. Flight requests shall be in a form, whether oral or written, mutually convenient to and agreed upon by the parties. In addition to proposed schedules and departure times, User shall provide at least the following information for each proposed flight reasonably in advance of the desired departure time as requested by Operator or its flight crew:

(a)    departure point;
(b)    destination;
(c)    date(s) and time(s) of flight(s);
(d)    number and identity of anticipated passengers, relationship of other passenger(s) to User and purpose of the trip for each passenger (personal, business or mixed);
(e)    nature and extent of luggage and/or cargo to be carried; and
(f)    any other information concerning the requested flight(s) that may be pertinent to or required by Operator or its flight crew.

6. Aircraft Scheduling. Operator shall have final authority over the scheduling of the Aircraft, including but not limited to determining whether an Aircraft is available and, if so, which of the Aircraft shall be provided under this Agreement. Operator shall have first priority for all Aircraft and may withdraw its approval for the operation of an Aircraft for User under this Agreement or change the Aircraft to be used or recall the Aircraft if it is needed for Operator' business use. Operator shall have no liability to User or his/her invitee(s), guest(s) or any other third party if the Aircraft is or becomes unavailable, if Operator approval is withdrawn or if the Aircraft is recalled from a User flight due to a conflicting Operator requirement. This Section 6 shall survive termination of this Agreement.

7.    Aircraft Maintenance. Operator shall be solely responsible for securing scheduled and unscheduled maintenance, preventive maintenance, and required or otherwise necessary inspections of the Aircraft, and shall take such requirements into account in scheduling the Aircraft. Performance of maintenance, preventive maintenance and inspection shall not be delayed or postponed for the purpose of scheduling the Aircraft unless such maintenance or inspection can safely be conducted at a later time with no adverse effect on Operator and in compliance with applicable laws, regulations and requirements, and such delay or postponement is approved by the Director of Maintenance (or his/her designee).

8.    Flight Crew. Operator shall provide, at its sole expense, qualified flight crew for all flight operations under this Agreement.

9.    Operational Authority and Control. Operator shall have and shall retain operational control and possession, command and control of the Aircraft and shall be responsible for the physical and technical operation of the Aircraft and the safe performance of all flights at all times during the term of this Agreement. The flight crew provided by Operator shall be qualified and shall exercise all required duties and responsibilities in regard to the safety of each flight conducted hereunder in accordance with applicable FARs. The pilot-in-command shall have absolute discretion in all matters concerning the preparation of the Aircraft for flight and for the flight including but not limited to the load carried and its distribution, the decision whether or not a flight shall be undertaken, the route to be flown, the place where landings shall be made and all other matters relating to operation of the Aircraft. User specifically agrees (in his/her own right and on behalf of his/her invitee(s) and guest(s)) that the flight crew shall have final and complete authority to delay, reroute, or cancel any flight or refuse to carry any passenger(s), property or baggage for any reason or condition which in the sole judgment of the pilot-in-command could compromise the safety or security of the flight, the Aircraft or the Aircraft occupants, and to take any other action which in the sole judgment of the pilot-in-command is necessitated by considerations of safety or security. No such action of the pilot-in-command shall create or support any liability to User, his/her invitee(s) and guest(s) or any other third party for loss, injury, damage or delay related to such decisions.

10.    Insurance and Limitation of Liability.

(a)     Operator will maintain or cause to be maintained in full force and effect throughout the term of this Agreement aircraft liability insurance in respect of the Aircraft including comprehensive aircraft liability insurance against bodily injury or property damage claims including contractual liability, premises liability, death and property damage liability, public and passenger legal liability coverage, and sudden accident pollution coverage resulting from a crash or collision of the Aircraft or recorded in flight emergency causing abnormal operating of the Aircraft, in an amount not less than $300,000,000 for each single occurrence.

(b)     Operator shall use its reasonable commercial efforts to procure, at User's expense as set forth in Section 3(d), such additional insurance coverage as User may request naming User as additional insured.

(c)     User agrees in his/her own right and on behalf of his/her invitees and guests that the proceeds of the insurance required by Section 10(a) shall provide the sole recourse for all claims, losses, liabilities, obligations, demands, suits, judgments or causes of action, penalties, fines, costs and expenses of any nature whatsoever, including attorneys' fees and expenses for or on account of or arising out of, or in any way connected with the use of the Aircraft by User and his/her invitees and guests, including property damage, bodily injury to or death of any persons, including User and his/her invitees and guests which may result from or arise out of the use or operation or maintenance of the Aircraft during the term of this Agreement ("Claims"). This Section 10 shall survive termination of this Agreement.

(d)    OPERATOR (IN ITS OWN RIGHT AND ON BEHALF OF ITS AFFILIATES AND THE RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS) HEREBY DISCLAIMS AND USER (IN HIS/HER OWN RIGHT AND ON BEHALF OF HIS/HER INVITEES AND GUESTS) HEREBY WAIVES ANY LIABILITY FOR INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES AND/OR PUNITIVE DAMAGES OF ANY KIND OR NATURE UNDER ANY CIRCUMSTANCES OR FOR ANY REASON INCLUDING ANY DELAY OR FAILURE TO FURNISH THE COMPANY AIRCRAFT OR CAUSED OR OCCASIONED BY THE PERFORMANCE OR NON-PERFORMANCE OF ANY SERVICES COVERED BY THIS AGREEMENT.

11.    Representations, Warranties and Covenants. User represents, warrants and covenants that:

(a) User will use the Aircraft under this Agreement for and only for User’s own account, including the carriage of User’s invitee(s) and guest(s), and will not use or permit the Aircraft to be used for the purpose of providing transportation of passengers or cargo for compensation or hire;

(b) User will not permit any lien, security interest or other charge or encumbrance to attach to the Aircraft as a result of User's (or his/her invitees' or guests') acts or omissions, and shall not take (and shall not permit to be taken) any action that could be deemed to convey, mortgage, assign, lease or in any way alienate the Aircraft or Operator's rights hereunder; and

(c) During the term of this Agreement, User will abide by and conform to and will cause his/her invitee(s) and guest(s) to abide by and conform to all such laws, governmental and airport orders, rules, and regulations as shall from time to time be in effect relating in any way to the operation or use of the Aircraft under Part 91 of the FARs.

12.    Base of Operations. For purposes of this Agreement, the base of operation ("Base") of the Aircraft shall be as set forth in Exhibit A; provided, however, that such base may be changed upon notice from Operator to User.

13.    Notices and Communications. All notices, reports and other communications under this Agreement shall be in writing (except as permitted in Section 5) and shall be deemed to have been duly given upon receipt or refusal to accept receipt when given by personal delivery, the next business day when given by reputable overnight courier service, addressed as follows:

If to Operator:	_____________________
_________________________
_________________________
_________________________
Attn: ________________
If to User:	_________________________
c/o __________________
_________________________
_________________________
_________________________

or to such other person or address as either party shall from time to time designate by writing to the other party.

14.    Further Acts. Operator and User shall from time to time perform such other and further acts and execute such other and further instruments as may be required by law or may be reasonably necessary (i) to carry out the intent and purpose of this Agreement, and (ii) to establish, maintain and protect the respective rights and remedies of the other party.

15.    Successors and Assigns. Neither this Agreement nor any party's interest herein shall be assignable to any other party. This Agreement shall inure to the benefit of and be binding, in the case of Operator, to its successors and permitted assignees and in the case of User, to User's executor(s) and heirs.

16.    Termination. Either party may terminate this Agreement for any reason upon written notice to the other, such termination to become effective thirty (30) days from the date of the notice; provided, that this Agreement may be terminated as a result of a breach by either party of its obligations under this Agreement on ten (10) days' written notice by the non-breaching party to the breaching party or as may be required to comply with applicable laws, regulations, insurance requirements or in the event the insurance required hereunder is not in full force and effect. This Agreement shall automatically terminate when User is no longer Chief Executive Officer of Operator or upon death of User. Notwithstanding such termination, the payment obligations of User and the limitation of liability provisions contained in this Agreement shall survive.

17.    Governing Law. This Agreement shall be construed under and the legal relations between the parties shall be governed by the laws of the State of Michigan.

18. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. To the extent permitted by applicable law, each party waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

19.    Amendment or Modification. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and is not intended to confer upon any person or entity any rights or remedies hereunder which are not expressly granted herein. This Agreement may be amended or modified only in writing duly executed by the parties hereto.

20.    Waivers. The failure or delay on the part of any party hereto to insist upon or enforce strict performance of any provision of this Agreement by any other party hereto, or to exercise any right, power or remedy under this Agreement, shall not be deemed or construed as a waiver thereof nor shall it be deemed or construed as a general waiver thereof or of any other provision or rights thereunder.

21. Force Majeure. Operator shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement when scheduled when such failure is caused by government regulation or authority, mechanical difficulty or breakdown, war, civil commotion, strikes or labor disputes, weather conditions, acts of God, or other circumstances beyond Operator' reasonable control.

22.    Counterparts. This Agreement may be executed by the parties hereto on any number of separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

TRUTH IN LEASING AND SIGNATURES ON NEXT PAGE

TRUTH IN LEASING STATEMENT UNDER SECTION 91.23 OF THE FEDERAL AVIATION REGULATIONS.

OPERATOR HEREBY CERTIFIES THAT THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT, OR SUCH SHORTER PERIOD AS OPERATOR SHALL HAVE HAD POSSESSION OF THE AIRCRAFT, IN ACCORDANCE WITH THE PROVISIONS OF FAR PART 91 AND ALL APPLICABLE REQUIREMENTS FOR MAINTENANCE AND INSPECTION THEREUNDER HAVE BEEN MET.

OPERATOR AGREES, CERTIFIES, AND KNOWINGLY ACKNOWLEDGES THAT WHEN THE AIRCRAFT IS USED UNDER THIS AGREEMENT, OPERATOR SHALL BE KNOWN AS, CONSIDERED, AND SHALL IN FACT BE THE OPERATOR OF THE AIRCRAFT AND THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 91 OF THE FARS.

GENERAL MOTORS LLC
________________________
________________________
By: _____________________
Name: __________________
Title: ___________________

THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE RESPONSIBLE FAA FLIGHT STANDARDS OFFICE. OPERATOR AGREES TO SEND AN EXECUTED COPY OF THIS EXECUTED AGREEMENT FOR AND ON BEHALF OF BOTH PARTIES TO: AIRCRAFT REGISTRATION BRANCH (AFS-750), ATTN: TECHNICAL SECTION, P.O. BOX 25724, OKLAHOMA CITY, OKLAHOMA 73125, WITHIN TWENTY-FOUR (24) HOURS OF ITS EXECUTION, AS PROVIDED BY FAR §91.23(c)(1).

IN WITNESS WHEREOF, the parties hereto have caused the signature of their authorized representatives to be affixed below on the day and year first above written.

General Motors LLC	USER: [NAME]
By: _________________________	___________________________
Name: ______________________
Title: _______________________

Time Sharing Agreement Signature Page

EXHIBIT A
AIRCRAFT AND BASE

Aircraft	Aircraft Base

Exhibit A